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                                                                    EXHIBIT 10.1

                              AMENDED AND RESTATED
                              COMERICA INCORPORATED
                          1997 LONG-TERM INCENTIVE PLAN

SECTION 1.  PURPOSE.

The purpose of Comerica's Long-Term Incentive Plan is to align the interests of employees of the Corporation selected to receive awards with those of shareholders by rewarding long term decision-making and actions for the betterment of the Corporation. Accordingly, eligible individuals may receive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Awards and Other Stock-Based Awards. Ownership of the Corporation's stock assists in the attraction and retention of qualified employees, and provides them with additional incentive to devote their best efforts to pursue and sustain the Corporation's superior long-term performance. This enhances the value of the Corporation for the benefit of its shareholders.

SECTION 2.  DEFINITIONS.

A. "Affiliate" means (i) any entity that is controlled by the Corporation, whether directly or indirectly, and (ii) any entity in which the Corporation has a significant equity interest, as determined by the Committee.

B. "Agreement" means a written agreement, in a form approved by the Committee, which sets forth the terms and conditions of an Award, including, but not limited to, Performance Period, Restriction Period, as appropriate. Agreements shall be subject to the express terms and conditions set forth herein, and to such other terms and conditions not inconsistent with the Plan as the Committee shall deem appropriate.

C. "Award" means an Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Award or an Other Stock-Based Award pursuant to the Plan. Each Award shall be evidenced by an Agreement.

D. "Award Recipient" means an Eligible Individual who has received an Award under the Plan.

E. "Beneficiary" means any person(s) designated by an Award Recipient on a beneficiary designation form, or, if no form, any person(s) entitled to receive any amounts owing to such Award Recipient under this Plan upon his or her death by reason of having been named in the Award Recipient's will or trust agreement or having qualified as a taker of the Award Recipient's property under the laws of intestacy. If an Award Recipient authorizes any person, in writing, to exercise such individual's Options or Stock Appreciation Rights following the Award Recipient's death, the term "Beneficiary" shall include any person in whose favor such Options or Stock Appreciation Rights are exercised by the person authorized to exercise the Options or Stock Appreciation Rights.



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F.        "Board" means the Board of Directors of Comerica Incorporated.

G. "Change of Control" shall have the meaning set forth in Exhibit A to this Plan.

H.        "Code" means the Internal Revenue Code of 1986, as amended.

I. "Committee" means the committee appointed by the Board to administer the Plan as provided herein. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

J. "Corporation" means Comerica Incorporated, a Delaware corporation, and its successors and assigns.

K. "Disabled" or "Disability" means "Totally Disabled" within the meaning of such term as set forth in the Long-Term Disability Plan of Comerica Incorporated (the provisions of which are incorporated herein by reference), or as the Committee shall determine based on information provided to it. However, with respect to the rules relating to Incentive Stock Options, the term "Disabled" shall mean disabled as that term is utilized in Sections 422 and 22(e)(3) of the Code, or any successor Code provisions relating to ISOs.

L. "Eligible Individual" means any employee of the Corporation or any Affiliate who the Committee determines to be an Eligible Individual. Notwithstanding the foregoing, an Eligible Individual for purposes of receipt of the grant of an ISO shall be limited to those individuals who are eligible to receive ISOs under rules set forth in the Code and applicable regulations.

M.        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

N. "Fair Market Value" means the closing price of a Share on the New York Stock Exchange as reported on the Composite Tape as published in the Wall Street Journal; if, however, there is no trading of Shares on the date in question, then the closing price of the Shares as so reported, on the last preceding date on which there was trading shall instead be used to determine Fair Market Value. If Fair Market Value for any date in question cannot be determined as provided above, Fair Market Value shall be determined by the Committee by whatever method or means the members, in the good faith exercise of their discretion, at that time shall deem appropriate.

O. "Incentive Stock Option" or "ISO" means an Option granted pursuant to the Plan that meets the requirements of Section 422 of the Code, or any successor provision, and that is intended by the Committee to constitute an ISO.

P. "Nonqualified Stock Option" or "NQSO" means an Option granted pursuant to the Plan that is not intended to be an Incentive Stock Option.

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Q.        "Option" means a Nonqualified Stock Option or an Incentive Stock
          Option.

R. "Other Stock-Based Award" means any right granted under Section 6(E) of the Plan.

S. "Performance Award" means any Award made pursuant to Section 6(D) of the Plan.

T. "Performance Measures" means, with respect to each Award, the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period or Restriction Period, as the case may be, as a condition of the holder's vesting of, and receipt of payment with respect to, or retention of, such Award. Such criteria and objectives may include, (i) earnings per share, (ii) return equity measures (including, but not limited to, return on assets, equity or sales), (iii) net income (before or after taxes), (iv) cash flow (including, but not limited to, operating cash flow and free cash flow), (v) cash flow return on investments, which equals net cash flows divided by owner's equity, (vi) earnings before or after taxes, interest, depreciation and/or amortization, (vii) internal rate of return or increase in net present value, (viii) gross revenues, (ix) gross margins or (x) share price (including, but not limited to, growth measures and total shareholder return). The Performance Measures pertinent to any Award shall be established at the time of the making of such Award and shall be set forth in the Agreement covering such Award.

U. "Performance Period" means the period designated by the Committee during which the Performance Measures applicable to an Award shall be measured. The Performance Period shall be established on or before the time of the making of the Award, and the length of any Performance Period shall be within the discretion of the Committee.

V. "Plan" means the Amended and Restated Comerica Incorporated 1997 Long-Term Incentive Plan.

W. "Restriction Period" means the period designated by the Committee during which Shares of Restricted Stock remain forfeitable.

X. "Restricted Stock Award" means an award of Shares pursuant to Section 6(C) of the Plan subject to such restrictions as may be imposed by the Committee. Shares of restricted stock shall constitute issued and outstanding Shares for all corporate purposes.

Y. "Retirement" means retirement in accordance with the policies of the Corporation or Affiliate which employs the Award Recipient.

Z. "Shares" means shares of Common Stock, $5.00 par value, of the Corporation or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 8 of the Plan.


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AA.       "Stock Appreciation Right" or "SAR" means a right granted under
          Section 6(B) of the Plan.

BB. "Tax Withholding Date" shall mean the earliest date the obligation to withhold tax with respect to an Award arises.

SECTION 3.  STOCK SUBJECT TO THE PLAN.

Shares which may be issued pursuant to Awards under the Plan may be either authorized and unissued Shares, or authorized and issued Shares held in the Corporation's Treasury, Shares purchased in the open market or in private transactions or any combination of the foregoing. Subject to adjustment as provided in Section 8, there shall be reserved for issuance for the purpose of Awards under the Plan sixteen million (16,000,000) Shares. Not more than 15% of the Shares available for Awards may be utilized for Awards other than Options. However, Shares covered by Awards which are canceled or forfeited may be reutilized to make Awards. Not more than two million (2,000,000) Shares (subject to adjustment as provided in Section 8) shall be available for issuance pursuant to the exercise of Incentive Stock Options. The maximum number of Shares which may become subject to Awards to any Eligible Individual during any calendar year shall be the lesser of (i) 15% of the Shares available for Awards during such calendar year, or (ii) 350,000 Shares.

SECTION 4.  ADMINISTRATION.

The Plan shall be administered by the Committee. In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority to select Eligible Individuals, to make Awards, to determine the type, size, terms and timing of Awards (which need not be uniform), to accelerate the vesting of awards in extraordinary circumstances, including the occurrence of a Change of Control of the Corporation or the termination of an Award Recipient's employment, to permit or prohibit the transfer of Awards, and to prescribe the form of the Agreements governing Awards.

The Committee may cancel all or any portion of any Award, whether or not vested or deferred, as set forth below. Upon cancellation, the Award Recipient shall forfeit the Award and any benefits attributable to such canceled Award or portion thereof. The Committee may cancel an Award if, in its sole discretion, the Committee determines in good faith that the Award Recipient has done any of the following: (i) committed a felony; (ii) committed fraud; (iii) embezzled;
(iv) disclosed confidential information or trade secrets; (v) was terminated for cause; (vi) engaged in any activity in competition with the business of the Corporation or any subsidiary or affiliate of the Corporation; or (vii) engaged in conduct that adversely affected the Corporation. The Executive Vice President
- Corporate Staff of the Corporation, or such other person designated from time to time by the Chief Executive Officer of the Corporation (the "Delegate"), shall have the power and authority to suspend all or any portion of any Award if the Delegate makes in good faith the determination described in the preceding

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sentence. Any such suspension of an Award shall remain in effect until the suspension shall be presented to and acted on by the Committee at its next meeting. This paragraph shall have no application for a two year period following a Change of Control of the Corporation.

The Committee may interpret the Plan and the Agreements entered into pursuant to the Plan, establish, amend and rescind rules and regulations relating to the Plan, make any other determinations it believes necessary or advisable in connection with the administration of the Plan, and correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent the Committee deems appropriate.

Determinations of the Committee shall be made by a majority vote of its members at a meeting at which a quorum is present or pursuant to a unanimous written consent of its members. A majority of the members of the Committee shall constitute a quorum. All Committee determinations shall be final, conclusive and binding on the Corporation, any Award Recipient, Beneficiary or other interested party.

The Committee may authorize any one or more of its members, or any officer of the Corporation, to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for any action or omission in connection with the Plan, except for his or her own willful misconduct.

Section 5.  Eligibility.

Awards may only be made to Eligible Individuals. No member of the Committee shall be eligible to receive an Award under the Plan.

Section 6.  Awards.

A. Options. The Committee may grant Options to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate.

           1. Exercise Price. The purchase price per Share under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option, and such purchase price may not be decreased during the term of the Option other than pursuant to Section 8.

           2. Option Term. The term of each Option shall be fixed by the Committee; provided, however, that the maximum term of each Nonqualified Stock Option shall be ten years.

           3. Time and Manner of Exercise. The Committee shall determine the time or times

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                  at which an Option may be exercised, and the manner in which
                  (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) payment of the exercise price with respect thereto may be made, or deemed to have been made. Any form of "cashless" exercise of an Option which is legally permissible may be utilized under the Plan in connection with the exercise of an Option.

           4.     Employment Status.

                  a. Retirement. An Award Recipient's Retirement shall not affect any current Options other than those granted in the calendar year of Retirement. All current Options other than those granted in the year of Retirement shall continue to vest pursuant to the vesting schedule applicable to such Options and any vested Option (including any ISO held by an optionee who is not Disabled), held by such individual shall continue to be in full force and effect, provided the term of the Option has not otherwise expired, for the remainder of the term of the Option. All options granted in the year of Retirement which have not otherwise vested shall terminate upon the date of Retirement.

                  b. Disability. Upon the cessation of the Award Recipient's employment due to Disability, any Option held by such individual shall continue to be exercisable, provided the term of the Option has not otherwise expired, for a period of three years subsequent to the date of cessation of the Award Recipient's employment (or, in the case of any ISO held by an optionee who is Disabled, for a period of one year subsequent to such cessation date).

                  c. Termination of Employment. Upon the cessation of the Award Recipient's employment for any reason other than Retirement, Disability or death, any Option held by such individual shall continue to be exercisable, provided the term of the Option has not otherwise expired, for a period of ninety days after the date of termination of the Award Recipient's employment.

                  d. Death. Upon the Award Recipient's death (whether during his or her employment with the Corporation or an Affiliate or during any applicable post-termination exercise period), any Option held by such individual shall continue to be exercisable by the Beneficiary(ies) of the decedent, provided the term of the Option (as such term may have been shortened due to the Award Recipient's Retirement, Disability or termination of employment for any other reason) has not otherwise expired, for a period of one year after the date of the Award Recipient's death (or, in the case of ISOs, for a period of three months after the Award Recipient's death).

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                  e.     Extension or Reduction of Exercise Period. In any of
                         the foregoing circumstances, the Committee may extend or shorten the exercise period, but may not extend any such period beyond the term of the Option as originally established (or, insofar as this paragraph relates to SARs, the term of the SAR as originally established). Further, with respect to ISOs, as a condition of any such extension, the holder shall be required to deliver to the Corporation a release which provides that such individual will hold the Corporation and/or Affiliate harmless with respect to any adverse tax consequences the individual may suffer by reason of any such extension.

           5. Reload Options. With respect to Options granted pursuant to this Plan, the Committee may grant "reload" options pursuant to which grant the Award Recipient will receive a new Option when the payment of the exercise price of a previously granted Option is made by the delivery of Shares already owned by the Award Recipient pursuant to Section 6(A)(3) hereof, and/or when Shares are tendered or forfeited as payment of the amount required to be withheld under applicable income tax laws in connection with the exercise of an Option. Any such new Option shall be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares tendered or forfeited to satisfy the purchase price upon the exercise of the previously-granted Option to which such "reload" option relates, and (B) the number of Shares tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the Option to which such "reload" option relates. Such "reload" Options shall have a per share exercise price equal to the Fair Market Value as of the date of grant of the Shares covered by such Option.

B. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate. A Stock Appreciation Right granted under the Plan shall confer on the Award Recipient a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Agreement, the grant price, term, manner of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be those determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. Except as otherwise provided herein, any SAR must be exercised during the period of the Award Recipient's employment with the Corporation or Affiliate. The provisions of
           Section 6(A)(4)(b)-(f) hereof shall apply for purposes of determining the

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           exercise period in the event of the Award Recipient's Retirement,
           Disability, death or other termination of employment.

C. Restricted Stock. The Committee may make Restricted Stock Awards to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine to be appropriate.

           1. Nature of Restrictions. Restricted Stock Awards shall be subject to such restrictions, including Performance Measures, as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of restricted stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate; provided, however, that the minimum Restriction Period with respect to a Restricted Stock Award that is made subject to restrictions which are performance-related shall be one year. In the event a Restricted Stock Award is made subject to restrictions which are not performance-related, the minimum Restriction Period shall be three years.

           2. Stock Certificates. Shares of restricted stock under the Plan shall be evidenced by issuance of a stock certificate(s), which shall be held by the Corporation. Such certificate(s) shall be registered in the name of the Award Recipient and shall bear an appropriate legend which refers to the restrictions applicable to such Restricted Stock Award. Alternatively, shares of restricted stock under the Plan may be recorded in book entry form.

           3. Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of an Award Recipient's employment (as determined under criteria established by the Committee) during the applicable Restriction Period, all Shares of restricted stock shall be forfeited and reacquired by the Corporation. However, in such circumstances, the Committee may waive, in whole or in part, any or all remaining restrictions applicable to the Restricted Stock Award. Shares comprising any Restricted Stock Award held by the Corporation that are no longer subject to restrictions shall be delivered to the Award Recipient (or his or her Beneficiary) promptly after the applicable restrictions lapse or are waived.

D. Performance Awards. The Committee may grant Performance Awards to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, restricted Shares), other securities, other Awards, or other property, and

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          (ii) shall confer on the Award Recipient the right to receive a payment upon the attainment of Performance Measures during any Performance Period the Committee may establish. The payment of any Performance Award (or any part of any Performance Award) in Shares (whether or not such Shares are restricted Shares), other securities, other Awards or other property shall be in lieu of a cash payment of such Performance Award (or such part thereof). Subject to the terms of the Plan and any applicable Award Agreement, the Performance Measures to be achieved during any Performance Period, the length of any Performance Period and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

E. Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards to Eligible Individuals in accordance with the provisions of this subsection and subject to such additional terms and conditions, including Performance Measures, not inconsistent with the provisions of the Plan, as the Committee shall determine. Other Stock-Based Awards may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with applicable law.

F. General. Except as otherwise specified herein, the following provisions shall relate to Awards under the Plan:

           1. Consideration for Awards. Awards shall be made without monetary consideration or for such minimal monetary consideration as may be required by applicable law.

           2. Separate or Tandem Awards. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, in fulfillment of, or in substitution for, any other Award or any award made under any plan of the Corporation or any Affiliate other than this Plan. Awards granted in addition to, or in tandem with, other Awards, or in addition to, or in tandem with, awards made under any such other plan of the Corporation or any Affiliate may be made either at the same time as, or at a different time from, the making of such other Awards or awards.

           3. Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Agreement, payments or transfers to be made by the Corporation or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or an a deferred basis, in each case in accordance with rules and

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                  procedures established by the Committee. Such rules and
                  procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

           4. Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by an Award Recipient otherwise than by will or by the laws of intestacy; provided, however, that, an Award Recipient may, in the manner established by the Committee, designate a Beneficiary to exercise the rights of the Award Recipient and to receive any property distributable with respect to any Award upon the death of the Award Recipient. Each Award or right under any Award shall be exercisable during the Award Recipient's lifetime only by the Award Recipient or, if permissible under applicable law, by the Award Recipient's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Corporation or any Affiliate.

           5. Term of Awards. Subject to any specific provisions of the Plan, the term of each Award shall be for such period as may be determined by the Committee.

           6. Securities Law Restrictions. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, or the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange, any other exchange on which Shares may be eligible to be traded or any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

           7. Limitation on Awards. The maximum amount of compensation payable with respect to any Award to any Eligible Officer under the Plan which is settled in cash will not exceed $5,000,000 for any calendar year.

SECTION 7.  WITHHOLDING OF TAXES.

The Corporation will, if required by applicable law, withhold the minimum statutory amount of Federal, state and/or local withholding taxes in connection with the exercise or vesting of an Award. Unless otherwise provided in the applicable Agreement, each Award Recipient may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment; (ii) by delivery to the Corporation of already-owned Shares which have been held by the individual for at least six months having a Fair Market Value, as of the Tax Withholding Date, sufficient to satisfy the amount of the withholding tax obligation arising from an exercise or vesting of an Award; (iii) by authorizing the Corporation to withhold from the Shares otherwise issuable to the individual pursuant to the exercise or

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vesting of an Award, a number of shares having a Fair Market Value, as of the
Tax Withholding Date, which will satisfy the amount of the withholding tax obligation; or (iv) by a combination of such methods of payment. If the amount requested is not paid, the Corporation may refuse to satisfy the Award.

SECTION 8.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

In the event the number of outstanding Shares changes as a result of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution made to common stockholders other than cash dividends, the number or kind of shares that may be issued under the Plan pursuant to Section 3, and the number or kind of shares subject to, or the exercise price per share under, any outstanding Award, shall be automatically adjusted, and the Committee shall be authorized to make such other equitable adjustment of any Award or Shares issuable pursuant thereto, or in any Performance Measures relating to any Award, so that the value of the interest of the individual shall not be decreased by reason of the occurrence of such event. Any such adjustment shall be conclusive and binding.

SECTION 9.  AMENDMENT AND TERMINATION.

The Committee may amend, modify or terminate the Plan, at any time, in such respects as it shall deem advisable. Any such amendment, modification or termination of the Plan shall not, without the consent of any Award Recipient, adversely affect his or her rights under an Award previously made. Any amendment by the Committee hereunder to reprice options granted under the Plan shall be subject to shareholder approval.

SECTION 10.  MISCELLANEOUS PROVISIONS.

A. No employee or other person shall have any claim or right to receive an Award under the Plan.

B. Receipt of an Award shall not confer upon the Award Recipient any rights of a shareholder with respect to any Shares subject to such Award except as specifically provided in the Agreement relating to the Award.

C. The Plan, the making and exercise of Awards thereunder, and the obligations of the Corporation to satisfy Awards shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required, and the Committee may impose any additional restrictions with respect to Awards in order to comply with any legal requirements applicable to Awards or to qualify for any exemption it may deem appropriate.

D.        The expenses of the Plan shall be borne by the Corporation.

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E.        By accepting an Award under the Plan or payment pursuant to any Award, each Award Recipient, legal representative and Beneficiary shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Committee or the Corporation.

F. Awards under the Plan shall be binding upon the Corporation, its successors, and assigns.

G. Nothing in the Plan, or in any Agreement entered into pursuant to the Plan, shall confer on an Award Recipient any right to continue in the employ of the Corporation or any Affiliate, or in any way affect the Corporation's (or such Affiliate's) right to terminate the individual's employment without prior notice, at any time, for any reason or for no reason.

H. Participation in the Plan shall not affect an individual's eligibility to participate in any other benefit or incentive plan of the Corporation.

I. A breach by any Award Recipient, his or her Beneficiary(ies), or legal representative, of any restrictions, terms or conditions contained in the Plan, any Agreement, or otherwise established by the Committee with respect to any Award will, unless waived in whole or in part by the Committee, cause a forfeiture of such Award.

 J. This amended 1997 Long-Term Incentive Plan, effective as of November 19, 1999, shall be further amended and restated, effective as of May 23, 2001, (subject to approval of the stockholders of the Corporation on May 22, 2001), and thereafter shall remain in effect until terminated in accordance with Section 9 hereof.

K. Except to the extent superseded by Federal law, the provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.



Compensation Committee Approved: March 26, 2001
Board Approved: March 27, 2001
Shareholders Approved:    May 22, 2001







                                       12

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                                   EXHIBIT A

                                CHANGE OF CONTROL

For the purpose of this Plan, a "Change of Control" shall mean:

l. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then out standing voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation,
          (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or
          (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection 3 of this Exhibit A; or

2. Individuals who, as of the date hereof, constitute the Corporation's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

3. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Corporation's assets (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the company resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

4. Approval by the Corporation's shareholders of a complete liquidation or dissolution of the Corporation.